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                                                                 EXHIBIT 10.1(R)

                              SEPARATION AGREEMENT


         This SEPARATION AGREEMENT (the "Agreement") is made and entered into this 30th day of November, 1997, ( the "Execution Date") to become effective as of the eighth day after the Execution Date (the "Effective Date"), by and between AMERICAN BUSINESS PRODUCTS, INC., a Georgia corporation (the "Company") and ROBERT W. GUNDECK (the "Executive").

                                   WITNESSETH:


         WHEREAS, the Executive has been employed as the President and Chief Executive Officer of the Company; and

         WHEREAS, the Company and the Executive have agreed to end the employment relationship and desire to enter into this Separation Agreement to specify the terms and conditions of the termination of the Executive's employment;

         NOW, THEREFORE, in consideration of the above premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


I.       TERMINATION OF THE EXECUTIVE'S EMPLOYMENT.

         The Executive and the Company agree and acknowledge that the Executive's employment with the Company shall terminate as of the close of business on Friday, November 7, 1997 (the "Employment Termination Date").


II.      RESIGNATION FROM COMPANY POSITIONS.

         As of the Employment Termination Date, the Executive agrees to tender his resignation as a member of the Board of Directors of the Company and as an officer and/or member of the Boards of Directors of any and all subsidiaries of the Company. Also, effective as of the Employment Termination Date, the Executive shall resign as a trustee of the Company's Profit Sharing Retirement Plan, Employee Savings Plan and Group Health Insurance Trust, and as a trustee, plan administrator and fiduciary for any other plan, trust or other arrangement in which he currently holds such a position. The Executive also agrees to resign, as of the Employment Termination Date, from any and all Company positions in which the Executive was elected or appointed, including any and all positions in which the Executive was charged with fiduciary responsibility.


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III.     SEPARATION PACKAGE.

         In addition to the compensation and benefits to which the Executive would be entitled based upon his employment with the Company through the Employment Termination Date, the Executive shall receive the following as additional consideration, which the Executive acknowledges is significant and substantial:

         A.       COMPENSATION.

                  1. Continuation of Salary. The Company shall continue the salary of the Executive at a monthly base rate of $37,500.00 (less any applicable taxes, authorized deductions, and any amounts owed by Executive to the Company), payable on the last business day of each calendar month, through the last day of the calendar month which is twelve (12) calendar months after the Employment Termination Date (the "Severance Period").

                           If at any time during the Severance Period, the Executive breaches his obligations under this Agreement, the Company may, upon written notice to the Executive, terminate the Severance Period and cease to make any further payments or provide any continuation of salary.

                           In the event of the Executive's death during the Severance Period, payments under this Paragraph shall continue to be made during the remainder of the Severance Period to the Executive's surviving spouse, or, if no spouse survives him, to the Executive's estate.

                  2. Annual Incentive and Bonus Compensation. The Executive shall not be eligible for consideration for any awards under any annual incentive compensation or bonus plan, program or arrangement of the Company for 1997 or any year thereafter. The Executive shall not be eligible for any bonus for 1997 or any year thereafter which is based on compensation not counted for purposes of the Company's tax-qualified Profit Sharing Retirement Plan or Employee Savings Plan due to certain limitations imposed by the Internal Revenue Service.

                  3. Long-term Incentive Compensation. Effective as of the execution of this Agreement, the Executive shall not be eligible for consideration for any new grants or awards under any long-term incentive compensation plan, program or arrangement of the Company, including the 1991 Stock Option Plan or the special performance-based compensation plan regarding stock performance between 1995 and 1999.


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                           The Company agrees to arrange for the Committee of
                           the 1991 Stock Incentive Plan to immediately accelerate the vesting on any outstanding options or awards that the Executive holds on the date of execution of this Agreement so that all such options become immediately 100% exercisable. Further, the Company agrees to arrange for the Committee to extend the period for exercise of the Executive's outstanding options until November 7, 1998. Any outstanding incentive stock options granted to the Executive by the Company shall convert to nonqualified stock options if not exercised within three months after the Employment Termination Date.


         B.       BENEFITS.

         Except as specifically set forth to the contrary herein, the Executive shall cease to be eligible to participate in all employee benefit plans sponsored by, contributed to or maintained by the Company as of the Employment Termination Date.

                  1. Group Health and Dental Insurance. Effective as of the Employment Termination Date, the Executive and his eligible dependents shall cease to be eligible to participate in the Company's group health and dental insurance plan or plans; provided, the Executive and his covered dependents shall be eligible for COBRA continuation coverage under any plan of the Company which is a group health plan subject to the provisions of part 6 of Title I of ERISA, with premiums payable by the Executive at the Company's continuation coverage rates.

                  2.       Life Insurance.

                           a.       Group Term Life and AD&D Insurance.
                                    Effective as of the Employment Termination
                                    Date, the Executive shall cease to be
                                    eligible to participate in the Company's group term life insurance and accidental death and dismemberment coverages; provided, that to the extent any conversion rights exist under such coverages, those rights shall be made available to the Executive.

                           b. Whole Life or Supplemental Life Insurance. Effective as of the Employment Termination Date, the Executive shall cease to be eligible to participate in any whole life or supplemental life insurance programs of the Company in which he has previously participated; provided, that to the extent any conversion or transfer rights exist under such coverages, those rights shall be made available to the Executive.


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                           c.       COLI or Key Man Insurance. Any and all
                                    Company-owned life insurance or key man
                                    insurance purchased by the Company on the life of the Executive shall remain the exclusive property of the Company.

                  3.       Retirement Benefits.

                           a. Tax-Qualified Retirement Plans. During the Severance Period, the Executive shall be eligible to continue to participate in the Company's Profit Sharing Retirement Plan and Employee Savings Plan, based on the continuation of his salary, to the extent permitted under the terms of those plans.

                           b.       Nonqualified Retirement Plans.

                                    (1)     Special Nonqualified Deferred
                                            Compensation Plan. The Executive
                                            shall immediately cease to make
                                            contributions to the Special
                                            Nonqualified Deferred Compensation
                                            Plan as of the Effective Date of
                                            this Agreement. The Company shall
                                            authorize the Trustee of the Special
                                            Nonqualified Deferred Compensation
                                            Plan to make distribution to the
                                            Executive of his account in the Plan
                                            on or about June 1, 1998.

                                    (2)     Executive Retirement Plan. The
                                            Executive shall immediately cease
                                            participation in the Executive
                                            Retirement Plan as of the Effective
                                            Date of this Agreement. The parties
                                            understand that the Executive
                                            Retirement Plan is in the process of
                                            being terminated, and the Executive
                                            will be offered the same termination
                                            options as any other covered
                                            employee.

                                    (3)     Supplemental Retirement Income Plan.
                                            The Executive is entitled to certain
                                            payments under the terms of the
                                            Supplemental Retirement Income Plan,
                                            pursuant to that certain Joiner
                                            Agreement signed by the Executive
                                            and the Company on June 27, 1995.
                                            The Company agrees to make payments
                                            to the Executive pursuant to the
                                            terms of the Supplemental Retirement
                                            Income Plan and the Executive's
                                            Joiner Agreement.

                  4. Accrued Vacation. As of the Employment Termination Date, the Executive shall not be eligible for any paid vacation days. In lieu of


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                           payment for accrued but unused vacation days, the
                           Company shall pay Severance Pay as described in Paragraph 9 hereof.

                  5. Expense Reimbursement. The Company shall reimburse the Executive for all reasonable business expenses incurred prior to the Employment Termination Date in the performance of his duties as an employee of the Company in accordance with the Company's standard travel and expense policy.

                  6. Automobile. The Executive has previously been assigned a Company-leased BMW 740 automobile for his use. The Company agrees to take all actions available to transfer or assign the vehicle lease to the Executive pursuant to the requirements of BMW Financial Services, Inc. (the leasing corporation) as soon as possible after the Effective Date, and the Executive agrees to accept such lease transfer or assignment. Upon a transfer or assignment of the lease to Executive, the Executive agrees to become solely and fully responsible for all future lease payments and other obligations under the lease, including but not limited to, service and maintenance of the vehicle, excess mileage, insurance coverages and premiums, ad valorem taxes, licensing and tags and any and all liability for collision, property damage and personal injury resulting from use of the leased vehicle. In the event the Company is held liable for any costs or damages related to Executive's use of the leased vehicle after the Executive assumes the vehicle lease, the Executive agrees to indemnify the Company for any such costs or damages.

                  7. Club Memberships. The Company has previously paid various membership fees and dues for the Executive to be a member of certain social and business clubs. Effective as of the Employment Termination Date, the Company will pay no further fees or dues related to club memberships.

                  8. Other Employee Benefits. All other employee benefits plans, programs or arrangements in which the Executive is an eligible participant or beneficiary, shall be administered in accordance with the terms of each such individual plan, program or arrangement and the provisions of such plan, program or arrangement shall govern the Executive's rights to benefits thereto following the Employment Termination Date.

                  9. Severance Pay. In addition to the amounts described above, the Company agrees to pay the Executive a single sum amount of Eighty Thousand Dollars ($80,000.00) as Severance Pay; provided, that if the Executive does not accept transfer or assignment of the lease for the vehicle described in Paragraph 6, the amount of the Severance Pay under this Paragraph shall


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                           be reduced to Sixty-Five Thousand Dollars
                           ($65,000.00); and provided further, that any payment of Severance Pay will be subject to applicable withholding amounts. Upon the Executive's request for tax reasons, the Company agrees to pay as much as Twenty Thousand Dollars ($20,000.00) of the Severance Pay directly to an outplacement company of the Executive's choice. Unless otherwise requested by the Executive, the Company shall pay the Severance Pay on or about June 1, 1998. The Company agrees to pay this Severance Pay to assist the Executive with certain costs associated with his termination of employment, including but not limited to, the costs of continuation coverage under group health and dental plans, assumption of the lease payments on the vehicle, legal assistance, and outplacement services.


IV.        STATUS AS AN AGENT.

         The Executive agrees that as of the date of execution of this Agreement, the Executive relinquishes all power as an agent of the Company and acknowledges that he cannot bind the Company in any agreement, contract or promise and agrees not to represent that he has such powers to third parties without the express written consent of the Company.


V.       COOPERATION AFTER EMPLOYMENT TERMINATION DATE.

         The Executive agrees to cooperate fully with the Company during the Severance Period and to reasonably assist the Company thereafter on all matters relating to his employment and the conduct of the Company's business, including any litigation, claim or suit in which the Company deems that the Executive's cooperation is needed. The Executive also agrees that during the Severance Period, the Executive will make himself available on reasonable notice to furnish services in the nature of a consultant to the Company regarding any issues arising from the Executive's employment and the conduct of the Company's business, including but not limited to any litigation matters involving Company as a party or witness and as to which the Executive possesses knowledge or information which is relevant to the litigation. The Company agrees to reimburse the Executive for all reasonable "out-of-pocket" expenses related to provision of the services referenced in this Paragraph, provided the Executive receives advance approval of such expenses by the Company's Chief Executive Officer and provides the Company with receipts and invoices for all such expenses in accordance with the Company's general expense reimbursement policy.



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VI.      CONFIDENTIALITY OF AGREEMENT.

         The Executive and the Company understand and agree that, due to the sensitive nature of this matter, the terms of this Agreement are to be kept private and confidential and that the terms of this Agreement shall not be disclosed, unless the party(ies) is (are) required by law to do so. While not limiting the generality of the foregoing, disclosure includes any statement, written or oral, to any person, including, but not limited to, any current or former employees of the Company. The parties to this Agreement acknowledge that there will be circumstances under which some or all of the terms of this Agreement will have to be made known to some individuals in the regular course of conducting business and personal affairs. In keeping with that understanding, the Company agrees that the Executive may discuss the terms of this agreement with his attorneys, accountants, tax advisors and his immediate family. The Executive agrees to advise such individuals of the confidentiality provisions of this Agreement and will require that anyone so named shall keep the terms of this Agreement confidential. Should the Executive disclose any of the terms of this Agreement to persons (whether entities or individuals) other than those specified in this Article, then such actions shall constitute a breach of the terms of this Agreement on the part of the Executive. The Executive acknowledges that the terms of this Agreement will become known to certain officials and employees of the Company. The Company agrees that this information will be disseminated only on a need-to-know basis, and that any individual who is made aware of the terms and provisions of this Agreement shall be advised of the confidentiality provisions of this Agreement. The Company's disclosure other than as permitted in this paragraph to those who "need-to-know" the terms of the Agreement will constitute a breach of this Agreement. Notwithstanding the foregoing, the parties acknowledge that certain terms or conditions of the Agreement may be required to be disclosed by the Company in its public filings for compliance with SEC rules and regulations. Therefore, the parties agree that any information disclosed by the Company in its press releases, public reports and public filings shall be exempt from the provisions of this Confidentiality Section at all times after such information has been made available to the public. The parties further agree that it shall not be considered a breach of this Section for the Executive to disclose to potential employers and others that he resigned from his position with the Company to pursue other business opportunities, that he has received a severance package from the Company, that he and the Company have agreed that all terms and conditions of the severance package are to remain confidential and that he may not discuss those terms and conditions.


VII.     NONDISPARAGEMENT.

         The Executive agrees that he shall not make any untrue statement or criticism, written or oral, nor take any action which is adverse to the interests of the Company or that would cause the Company, its affiliates, subsidiaries, divisions or its current and former officers, directors, employees, agents, or shareholders embarrassment or humiliation or otherwise cause or contribute to such persons being held in disrepute by the public or the Company's clients, customers, or executives. The Company agrees that it shall not make any untrue statement or criticism, written


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or oral, nor take any such action which is adverse to the interests of the
Executive or that would cause the Executive embarrassment or humiliation or otherwise cause or contribute to the Executive being held in disrepute by the public or the Company's clients, customers, or executives. The obligations under this Section shall survive the termination of the Severance Period.


VIII.    NEUTRAL REFERENCES.

         The Executive acknowledges and agrees that the Company shall provide the Executive, upon the request of the Executive, or any other prospective employer of the Executive, upon the request of such prospective employer, with a neutral reference letter which will contain no more than a factual recitation of the Executive's employment history with the Company, and which will include dates of hire and termination, positions held and similar factual information. This neutral reference letter will contain no evaluation information as to the Executive's job performance or job history. The Executive and the Company acknowledge and agree that the Company shall be under no obligation to provide anything other than such a neutral reference letter to the Executive or any prospective employer of the Executive prior to, on or after the Employment Termination Date. From and after the Employment Termination Date, the Executive shall refrain from discussing the terms and conditions of the termination of the Executive's employment with any employee, agent, client or customer of Company. With the exception of those within the Company with a "need-to-know" and the Company's legal counsel, the Company will refrain from discussing the terms and conditions of the termination of the Executive's employment with any agent, client or customer of the Company.


IX.      COVENANT NOT TO SOLICIT.

         Due to the Executive's extensive knowledge of the specifics of the Company's business, and its customers and clients, the Executive agrees that during the Severance Period and for a period of one year (1) year thereafter, he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any business that competes with the Company's business any person or entity who transacted business with the Company during the year preceding the Employment Termination Date. This provision shall be specific and shall apply only to any and all persons or entities with whom the Executive has (i) had direct contact,
(ii) been a party to marketing or sales strategies with regard to, or (iii) been privy to marketing or sales strategies with regard to such persons or entities.

         The Executive agrees that during the Severance Period and for a period of one (1) year thereafter, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others solicit, divert or hire away, or attempt to solicit, divert or hire away to any business that competes with Company's business any person then employed by the Company, or any person not


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then employed by the Company but employed by the Company at any time and for any period after the date which is one (1) year prior to the Employment Termination Date.


X.       COVENANT NOT TO DISCLOSE COMPANY PROPRIETARY INFORMATION.

         During the Executive's employment with the Company, he has had access to and become familiar with information that the parties acknowledge to be confidential, valuable or uniquely proprietary information regarding the Company, its products, customers and employees. For a period of three (3) years from the date of this Agreement, the Executive shall neither use nor disclose for any purpose any information relating to the financial condition, prospects, capital stock, the manner of doing business, customer lists, pricing information, inventory or any other property of the Company, its officers, customers, or employees, or any other such confidential, valuable or uniquely proprietary information. Information in the public domain or information that is commonly known by or available to the public through the Company's press releases, public documents, annual reports, SEC filings or other public filings shall not be considered proprietary or confidential information.


XI.      RETURN OF COMPANY DOCUMENTS AND PROPERTY.

         The Executive hereby represents and warrants that, as of the Execution Date of this Agreement, he has returned to the Company all documents (including copies and computer records thereof) of any nature which relate to or contain proprietary or confidential information concerning Company, its customers, or employees, and any and all property of the Company which has been in his possession, including any computers, computer programs or limited use software licenses in his possession. The Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by the Executive relating to the business of the Company shall be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of the Executive. Information in the public domain or information that is commonly known by or available to the public through the Company's press releases, public documents, annual reports, SEC filings or other public filings shall not be considered proprietary or confidential information.


XII.     GENERAL RELEASE BY THE EXECUTIVE.

         Except as specifically provided in Section XIII hereof, for and in consideration of the additional consideration to be provided to the Executive by the Company pursuant to this Agreement, the sufficiency of which is hereby acknowledged, the Executive does hereby, for and on behalf of himself and the Executive's related persons, fully and finally release, acquit and forever discharge the Company, the Company's related entities and persons, all employee benefit plans of the Company and all employee benefit plans of the Company's related entities, and such plans' related entities and persons, of and from any and all claims, counterclaims, actions, causes of action, demands, rights,


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damages, costs, expenses or compensation which the Executive and/or the
Executive's related entities and persons now have, or may have, or may hereafter claim to have had as of the Execution Date, whether developed or undeveloped, anticipated or unanticipated, based on any acts, omissions, transactions or occurrences whatsoever occurring prior to and/or up until the Execution Date, and specifically, but not by way of limitation, from those claims which are, or arise by reason of, or are in any way connected with, or which are or may be based in whole or in part on the employment relationship which existed between the Executive and the Company and the termination of that employment relationship, including, without limitation, (i) those claims arising under any foreign, federal, state, county or municipal fair employment practices act and/or any law, ordinance or regulation promulgated by any foreign, federal, state, county, municipality or other state subdivision; (ii) those claims for breach of duty and/or implied covenant of good faith and fair dealing; (iii) those claims for interference with and/or breach of contract (express or implied, in fact or in law, oral or written); (iv) those claims for retaliatory or wrongful discharge of any kind; (v) those claims for intentional or negligent infliction of emotional distress or mental anguish; (vi) those claims for outrageous conduct; (vii) those claims for interference with business relationships, contractual relationships or employment relationships of any kind; (viii) those claims for breach of duty, fraud, fraudulent inducement to contract, breach of right of privacy, libel, slander, or tortious conduct of any kind; (ix) those claims arising under Title VII of the Civil Rights Act of 1964 and/or the Civil Rights Act of 1991 and/or 42 U.S.C. ss.1981; (x) those claims arising under the Age Discrimination in Employment Act of 1967, the Age Discrimination Claims Assistance Act of 1988 and/or the Older Workers' Benefit Protection Act; (xi) those claims arising under any state or federal handicap or disability discrimination law or act, including but not limited to the Rehabilitation Act of 1973 and the Americans with Disabilities Act; (xii) those claims arising from any damages suffered at any time by reason of the effects or continued effects of any alleged or actual discriminatory or wrongful acts;
(xiii) those claims arising under or in reliance upon any statute, regulation, rule or ordinance (local, state or federal); (xiv) those claims arising under Employment Retirement Income Security Act of 1974, as amended, and/or the Family and Medical Leave Act; (xv) those claims arising under the workers' compensation laws of any state or other jurisdiction; and (xvi) any and all other claims arising under law or in equity in the United States of America or in any foreign jurisdiction.


XIII.    LIMITATION OF RELEASE BY THE EXECUTIVE.

         Notwithstanding the provisions of Section XII hereof, it is understood and agreed that the waiver of benefits and claims contained in Section XII does not include a waiver of the right to payment of any vested, nonforfeitable benefits to which the Executive or a beneficiary of the Executive may be entitled under the terms and provisions of any employee benefit plan of the Company which have accrued as of the Employment Termination Date, and does not include a waiver of the right to benefits and payment of consideration to which the Executive may be entitled under this Agreement. The Executive acknowledges that he is only entitled to the additional benefits and compensation set forth in this Agreement, and that all other claims for any other benefits or compensation are hereby waived, except those expressly stated in the preceding sentence.



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XIV.     GENERAL RELEASE BY THE COMPANY.

         The Company does hereby, for and on behalf of itself and its related entities and persons, fully and finally release, acquit and forever discharge the Executive of and from any and all claims, counterclaims, actions, causes of action, demands, rights, damages, costs, expenses or compensation which the Company and/or the Company's related entities and persons have knowledge of, as of the Employment Termination Date, based on any acts, omissions, transactions or occurrences whatsoever occurring prior to and/or up until the Employment Termination Date, and specifically, but not by way of limitation, from those claims which are, or arise by reason of, or are in any way connected with, or which are or may be based in whole or in part on the employment relationship which existed between the Executive and the Company and the termination of that employment relationship.


XV.      KNOWING AND VOLUNTARY WAIVER OF RIGHTS BY THE EXECUTIVE.

         The Executive agrees and acknowledges that he has carefully reviewed, studied and thought over the terms of this Agreement, and that all questions concerning this Agreement have been answered to his satisfaction. The Executive does further acknowledge and agree that he has had the opportunity to keep this Agreement in his possession for at least twenty-one (21) days, and that he has had the opportunity to consider and reflect upon the terms of this Agreement before signing it, that he knowingly and voluntarily entered into and signed this Agreement after deliberate consideration and review of all of its terms and provisions, that he was not coerced, pressured or forced in any way by the Company or anyone else to accept the terms of this Agreement, that the decision to accept the terms of this Agreement was entirely his own, that HE WAS ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT AND PRIOR TO THE EXECUTION DATE OF THIS AGREEMENT, AND THAT HE HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY THROUGHOUT THE NEGOTIATIONS CONCERNING THIS AGREEMENT. The Executive also acknowledges that no promises or inducements to enter into and execute this Agreement have been offered or made except those which are specifically set out in this Agreement.


XVI.     RIGHT OF REVOCATION BY THE EXECUTIVE.

         From the Employment Termination Date until the Effective Date, the Executive may revoke this Agreement by sending written notice of revocation by Registered Mail within that period to:

                             Mr. G. Harold Northrop
                                5253 Highway 354
                             Pine Mountain, GA 31822

and, if he does so, this Agreement shall be null and void in its entirety, and shall be of no force or effect. If not revoked within said period, this Agreement will become effective, binding and irrevocable as of the Effective Date.


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XVII.    AMENDMENT.

         It is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any respect or particular whatsoever except in writing duly executed by the Executive and an authorized representative of the Company acting on behalf of the Company.


XVIII.   MISCELLANEOUS.

         A. BINDING AGREEMENT. This Agreement shall be binding upon both the Executive and the Executive's related entities and individuals, and upon the Company and the Company's related entities. Each party hereto agrees, understands, and acknowledges that each party is responsible for their own attorneys' fees, costs and all other expenses arising from, or in any way related to claims released herein. The undersigned parties, acting through their duly authorized officers or individually, as the case may be, do hereby warrant that the signatories hereto have express authority and have the legal capacity to enter into this Agreement.

         B. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any time or times be deemed a waiver or relinquishment of such right or power any other time or times.

         C. CHOICE OF LAW. This Agreement is to be construed in accordance with the laws of the State of Georgia without regard to any conflict of law principles of such state.

         D. REMEDIES FOR BREACH OF AGREEMENT. In the event of a material or substantial breach of any provision of this Agreement or conduct by either the Executive or any officer or director of the Company which constitutes disparagement of the other or an attempt to damage the other's business relations and reputation, the parties agree that in addition to all legal remedies to which each may result, the injured party may also seek equitable relief, including injunctive relief, as the parties acknowledge that there may be no adequate remedy at law for such material and substantial breach(es). In addition, in the event of a breach of any provision of this Agreement by the Executive, or conduct by the Executive which constitutes disparagement of the Company or an attempt by the Executive to damage the Company's business relations and reputation, the Company may immediately cease making any payments whatsoever hereunder, and may seek to recover from the Executive all payments made under this Agreement prior to the breach by the Executive.


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




         E. MEDIATION AND ARBITRATION. The parties hereto agree that any dispute or controversy arising out of, relating to or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, shall first be submitted to mediation. The mediation shall be conducted within 45 days of either party notifying the other party of a dispute or controversy regarding this Agreement. The Company and the Executive shall each pay half of the costs and expenses of the mediation.

                  In the event the dispute cannot be resolved through mediation, the parties hereto agree that any dispute or controversy arising out of, relating to or in connection with this Agreement shall then be settled by arbitration to be held in Atlanta, Georgia, in accordance with the Commercial rules of the American Arbitration Association ("AAA") as then in effect.

                  Either party may give written notice (by certified mail) to the other party, demanding arbitration and specifying the issue(s) to be decided. The demand must be made within 90 days of the date on which the act or omission giving rise to the demand occurred. The party demanding arbitration shall request a list of not less than nine arbitrators to conduct an arbitration hearing from the AAA. Each party shall have the right to strike a name from the list until only three names are remaining. The remaining named arbitrators shall be selected to conduct the arbitration hearing. Notwithstanding the foregoing, the parties shall make good faith efforts to agree on a single arbitrator.

                  After the arbitrators are selected, the arbitrators will notify all parties and will also specify a date, between 30 and 90 days from the selection date, for the arbitration hearing. The timetable for the hearing may be postponed only by agreement, or to allow for any court proceeding involving this arbitration to be resolved prior to the arbitration hearing taking place.

                  The arbitrators shall apply Georgia law to the merits of any dispute of claim without reference to rules of conflict of law. The arbitral award will be submitted to the Superior Court of Fulton County, Georgia for enforcement under O.C.G.A. ss.9-9-1, et seq. All parties agree to jurisdiction and venue being proper before that court, and waive all objections each may have to that jurisdiction and venue. The decision of the arbitrators shall be final, conclusive and binding on the parties to the arbitration.

                  The Company and the Executive agree that the arbitrator may, in his discretion, award the costs and expenses of the arbitration, including legal counsel fees and expenses, to the prevailing party or divide such costs and expenses between the parties, unless otherwise required by law.


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



         F.       ENTIRE AGREEMENT BETWEEN PARTIES AND NO INDICATION OF
                  FAULT. This Agreement constitutes the entire agreement between the Executive and the Company pertaining to the subjects contained in it and supersedes any and all prior and/or contemporaneous agreements, representations, or understandings, written or oral. This Agreement is intended to fully, completely, and forever resolve all disputes or potential disputes based upon events, omissions or acts occurring on or prior to the Employment Termination Date as well as all other issues or claims in any way arising out of or connected with the prior employment of the Executive with the Company or the termination of that employment, and the signing of this document is not to be construed as an admission of any liability and/or fault by the Company or by the Executive.


XIX.     EFFECTIVE DATE AND EXECUTION DATE.

         For purposes of this Agreement, the "Effective Date" of this Agreement shall be the date on which this Agreement becomes effective, which shall be the date which is exactly eight (8) days following the Execution Date, unless this Agreement has been revoked by the Executive prior to such date in accordance with the provisions of this Agreement. The Execution Date shall mean that date on which this Agreement is executed by the parties.







[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY SO THAT ALL SIGNATURES MAY BE ON THE SAME PAGE.]


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



         IN WITNESS WHEREOF, the undersigned has executed this Separation Agreement on the day and year first above written.


                                    EXECUTIVE:

                                    /s/ Robert W. Gundeck
                                    ---------------------------------------
                                    ROBERT W. GUNDECK




                                    COMPANY:

                                    AMERICAN BUSINESS PRODUCTS, INC.

                                    By: /s/ G. Harold Northrop
                                    ---------------------------------------
                                    Title: Director- Chairman of Compensation
                                           Committee


This document has been signed in duplicate.




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